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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                            HURRAY! HOLDING CO., LTD

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                               As of June 16, 2003

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                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

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1.   Registration Rights.......................................................3

     1.1  Definitions..........................................................4

     1.2  Demand Registration..................................................5

     1.3  Company Registration.................................................6

     1.4  Form F-3 Registration................................................6

     1.5  Obligations of the Company...........................................7

     1.6  Furnish Information..................................................9

     1.7  Expenses of Registration.............................................9

     1.8  Underwriting Requirements............................................9

     1.9  Indemnification.....................................................10

     1.10 Reports Under the Exchange Act......................................12

     1.11 Assignment of Registration Rights...................................13

     1.12 Limitations on Subsequent Registration Rights.......................13

     1.13 Lock-up Agreement...................................................13

     1.14 Non-Effective Registrations.........................................14

     1.15 Notice to Discontinue...............................................14

2.   Miscellaneous............................................................14

     2.1  Termination of Registration Rights1.................................14

     2.2  Other Jurisdictions.................................................14

     2.3  Successors and Assigns..............................................14

     2.4  Amendments and Waivers..............................................15

     2.5  Notices.............................................................15

     2.6  Reformation.........................................................16

     2.7  Governing Law.......................................................16

     2.8  Dispute Resolution..................................................16

     2.9  Titles and Subtitles................................................17

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                            HURRAY! HOLDING CO., LTD.

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------

          This Amended and Restated Registration Rights Agreement (the "Agreement") is made as of this 16th day, June 2003, by and among Hurray!
 ---------
Holding Co, Ltd., an exempted company limited by shares incorporated under the Companies Law of the Cayman Islands (the "Company"), Fidelity Greater China
                                          -------
Ventures Fund L.P., a limited partnership organized and existing under the laws of Bermuda, Venture TDF Technology Fund III L.P., a limited partnership Organized and existing under the laws of the Cayman Islands, Granite Global Ventures (Q.P.) L.P., a limited partnership Organized and existing under the laws of the State of Delaware, the United States of America and Granite Global Ventures L.P., a limited partnership Organized and existing under the laws of the State of Delaware, the United States of America (collectively, the "Investors").

                                    RECITALS
                                    --------

          WHEREAS, in order to induce the Investors to invest funds in the Company pursuant to a Series A Convertible Preference Shares and Warrants Purchase Agreement dated March 14, 2003 and a Series A Convertible Preference Shares and Warrants Purchase Agreement dated June 2, 2003 (together, the "Purchase Agreements"), and to induce the Company to enter into the Purchase
 -------------------
Agreements, the Company and the Investors hereby agree to the terms and conditions set forth below;

          WHEREAS, it is a condition to the Obligations of the Investors under the Purchase Agreements that the parties hereto enter into this Agreement, and the parties are willing to execute, and to be bound by the provisions of, this Agreement;

          WHEREAS, the parties intend that the Registration Rights Agreement dated March 21, 2003 by and between the Company and Fidelity Greater China Ventures Fund L.P. be amended, restated, superseded and replaced in its entirety by this Agreement;

          WHEREAS, the parties acknowledge and agree that the Company may register its securities in one of several jurisdictions including, without limitation, the United States, Hong Kong, Singapore and certain of such jurisdictions may have restrictions and regulations regarding registration of securities; and

          WHEREAS, it is the parties' intent that any registration of the securities of the Company in the United States, Hong Kong, Singapore Dr such other jurisdiction that may have restrictions and regulations regarding registration of securities be governed by the terms of this Agreement.

                                    AGREEMENT
                                    ---------

          The parties hereby agree as follows:

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          1. Registration Rights The Company and the Investors covenant and
             -------------------
agree as follows:

          1.1 Definitions For purposes of this Agreement, capitalized terms used
              -----------
herein but not otherwise defined shall have the meanings assigned to them in the Purchase Agreements.

               "Commencement Date" means the earlier of the closing date of a
                -----------------
Qualified IPO (as defined below) and the third (3rd) anniversary of the date of the Closing.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, or any successor U.S. federal statute and the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") promulgated thereunder,
                                                  ---
all as the same may be in effect from time to time.

               "Form F-1" or "Form F-3" means such form under the Securities Act
                --------      --------
(defined below) as in effect on the date hereof or any successor form thereof;

               "Holder" means any Investor owning or having the right to acquire
                ------
Registrable Securities upon conversion or exercise of any convertible security (including Series A Shares), warrant, right or other security now or hereafter owned or any permitted assignee thereof in accordance with Section 1.11 of this Agreement;

               "Qualified IPO" means the closing of a firm commitment
                -------------
underwritten public offering of the Ordinary Shares that is effected pursuant to
(i) a registration statement filed with, and declared effective by, the SEC, under the Securities Act (other than either a public offering pursuant to an employee benefit plan or an offering pursuant to Rule 145 under the Securities
Act), or (ii) securities laws and rules of exchanges in a jurisdiction other than the United States, as a result of which Ordinary Shares of the Company shall become tradable on one or more internationally recognized stock exchanges (Including stock exchanges in the United States, Hong Kong, and Singapore) with aggregate gross proceeds to the Company (before payment of underwriters' discounts, commissions and offering expenses) of at least US$20,OOO,OOO, and at a minimum offering price per share of three hundred percent (300%) of the Original Purchase Price (subject to share splits, reverse share splits, reorganizations, reclassifications and similar events). For the purposes of this Agreement, a Qualified IPO shall not include an offering solely under Rule 144A of the Securities Act or any similar rule or regulation promulgated under the Securities Act or any comparable rule or regulations under any jurisdiction other than the United States.

               The terms "register," "registered." and "registration" mean
                          ----------------------        ------------
having a registration statement filed under the Securities Act, with, and declared and ordered effective by, the SEC or a comparable process in a jurisdiction other than the United States pursuant to which shares of the Company shall become publicly tradable (including, without limitation, the approval of an application for the listing of, and the permission to deal in, the Company's shares on the stock exchanges in Hong Kong or Singapore;

               "Registrable Securities" means (i) any Ordinary Shares acquired
                ----------------------
(or issuable upon conversion or exercise of any convertible security (inc1uding Series A Shares), warrant, right or other security now or hereafter owned) by the Holders after the

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date hereof that are (or when issued will be) "restricted securities" within the meaning of the Securities Act, and (n) any other Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security (including Series A Shares) which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of; the Ordinary Shares listed in (i) Notwithstanding the foregoing, "Registrable Securities" shall not include any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold in an offering to the public, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

               "Registrable Securities then outstanding" means the number of
                ---------------------------------------
Ordinary Shares outstanding which are, and the number of Ordinary Shares issuable pursuant to then exercisable or convertible securities (including Series A Shares) which are, Registrable Securities;

               "Registration Period" means each such twelve (12)-month period,
                -------------------
with the first Registration Period commencing on the Commencement Date and each other Registration Period following consecutively after the first Registration Period.

               "Securities Act" means the Securities Act of 1933, as amended, or
                --------------
any successor US. federal statute and the rules and regulations of the SEC promulgated hereunder, all as the same may be in effect from time to time.

          1.2 Demand Registration.
              -------------------

               (a) After the Commencement Date, if the Company shall receive, at any time other than within six (6) months following the effective date of a registration of the Registrable Securities, a written request from holders of fifty (50%) of the Series A Shares for the registration of Registrable Securities then outstanding, the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to cause, within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 25; provided, however, that the Company shall not be obligated to effect a registration hereunder if it has already effected two (2) registrations pursuant to this Section l.2(a).

               (b) If the Holders initiating the registration request in subsection l.2(a) ("Initiating Holders") intend to distribute the Registrable
                    ------------------
Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 102 and the Company shall include such information in the written notice referred to in subsection 12(a) The underwriter will be selected by a majority in interest of the Initiating Holders, subject to the reasonable consent of the Company. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in

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customary form with the underwriter or underwriters selected for such underwriting, Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof requesting registration, including the initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company as to which each Holder has requested registration.

          1.3 Company Registration. If the Company proposes to register under
              --------------------
the Securities Act (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares of the same class as the Registrable Securities proposed to be included in such registration as provided in this Section 1.3, in connection with the public offering of such securities solely for cash (other than a registration relating solely to (a) the Qualified IPO, (b) the sale of securities to participants in an equity compensation plan such as an incentive share plan, or (c) a transaction covered by Rule 145 under the Securities Act), the Company shall, at such time, promptly, but in no event less than thirty (30) days prior to the filing of such registration statement give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) business days after receipt of such notice mailed by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4 Form F-3 Registration. In case the Company shall receive from any
              ---------------------
Holder or Holders of twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders having a reasonably anticipated minimum aggregate proceeds of US$1,000,000, the Company shall:

               (a) within four (4) business days after receiving such written request, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten
(l0) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4 if (i) Form F-3 is not available for such offering by the Holders; or (ii) the Company has already effected two (2) Form F-3 registrations in the same Registration Period as the proposed F-3 registration being requested by the Holder or Holders hereunder, and

               (c) Subject to the foregoing, the Company shall use its best efforts to

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cause, within forty-five (45) days after receipt of the request or requests of the Holders, a registration statement, covering the Registrable Securities and other securities so requested to be registered, filed and declared effective. Registrations effected pursuant to this Section l.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 13, respectively.

          1.5 Obligations of the Company. Whenever required under this Section I
              --------------------------
to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement (which in the case of an underwritten registration effected pursuant to Section] 2, shall be on Form F-1, F-2, F-3 or other form of general applicability satisfactory to the Holders and, if applicable, the managing underwriter selected as provided therein) with respect to such Registrable Securities and use its commercially best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, to keep such registration statement effective for a period of one hundred eighty (180) days or, if a shorter period, until all of the Registrable Securities covered thereby have been sold.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period of one hundred eighty (180) days after the effective date thereof or, if a shorter period, until al1 of the Registrable Securities covered thereby have been sold.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and any supplement thereto (in each case including all exhibits), and such other documents as they may request in order to facilitate the disposition of Registrable Securities owned by them and that have been or will be registered.

               (d) (A) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be requested by the Holders, (B) keep such registration or qualification in effect for so long as such registration statement is required to remain in effect and (C) take any other action which may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Promptly notify each Holder of Registrable Securities covered by such registration statement of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such obligation to continue for a period of one hundred eighty (180) days after the

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effective date of such registration statement or, if a shorter period, until all of the Registrable Securities covered thereby have been sold.

               (g) Upon the occurrence of any event described in Section I 5(t) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

               (h) Cause all Registrable Securities registered hereunder to be listed on each securities exchange on which securities of the same class as the Registrable Securities proposed to be registered hereunder and issued by the Company are then listed or proposed to be listed.

               (i) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section I, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section I, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and OJ) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               (k) Promptly notify the Holders, and confirm such advice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement Dr the initiation of any proceedings for that purpose, (D) Of the receipt by the Company Of any notification with respect to the suspension Of the qualification Of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (E) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

               (l) Otherwise comply in all material respects with all applicable rules and regulations of the SEC in connection with a registration pursuant hereto.

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               (m) Use its commercially best efforts to cause the Registrable
Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities.

          1.6 Furnish Information. It shall be a condition precedent to the
              -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 14 of this Agreement if, as a result of the application of the preceding sentence, the number of shares Dr the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection J ..2(a).

          1.7 Expenses of Registration.
              ------------------------

               (a) Demand Registration. AU expenses (other than underwriting
                   -------------------
discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section J 2, including, without limitation, a1l registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the disbursements and reasonable fees of one counsel for the selling Holders, sha1l be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section J.2 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case a1l participating Holders sha1l bear such expenses and reimburse such expenses to the Company immediately upon demand), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

               (b) Company Registration. All expenses (other than underwriting
                   --------------------
discounts and commissions) incurred in connection with registrations, filings Dr qualifications of Registrable Securities pursuant to Section 13 for each Holder, including, without limitation, all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the disbursements and reasonable fees of one counsel for the selling Holder or Holders selected by them, shall be borne by the Company.

               (c) Registration on Form F-3. All expenses (other than
                   ------------------------
underwriting discounts and commissions) incurred in connection with a registration requested pursuant to Section I A, including, without limitation, all registration, filing, qualification, printers' and accounting fees and the disbursements and reasonable fees of one counsel for the selling Holder or Holders selected by them, and counsel for the Company, shall be borne by the Company.

          1.8 Underwriting Requirements. The Company shall not be required under
              -------------------------
Section 1.3 to include any of the Holders' securities in an underwriting of its shares unless

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they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other shareholders of the Company entitled to initiate such registration by the Company), and then only in such quantity as the underwriters determine in their sole discretion will not materially jeopardize the success of the offering by the Company and any such initiating shareholders. If the total amount of securities, including
Registrable Securities, sought to be included in such offering exceeds the amount of securities that the underwriters advise the Company in writing that in their good faith judgment is compatible with the success of the offering, then the total number of securities the underwriters advise can be sold shall be allocated: (i) first, to the securities to be sold either by the Company or the initiating shareholders, as the case may be; (ii) second, the Registrable Securities, pro rata for each relevant Holder based upon the number of Registrable Securities requested to be included in such registration; and (iii) third, all other securities of the Company that the Company proposes to register for any other person or entity in such registration in accordance with any contractual provisions of the Company or, if no contractual provisions apply, as the Company may reasonably determine.

          1.9 Indemnification. In the event any Registrable Securities are
              ---------------
covered by a registration statement pursuant to this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each respective officer, director, partner, member, shareholder, agent, affiliate or other representative of such Holder, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each individually an "Indemnitee"), against any losses,
      ------------                          ----------
claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement
                                         ---------
or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state or foreign securities law; and the Company will reimburse each such Indemnitee, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of the Registrable Securities of such Indemnitee; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company

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within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers, legal counselor any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control1ing person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section I 9(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel satisfactory to the indemnifying party or parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a claim notice until the retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall re1ieve such indemnifying party of any 1iability to the indemnified party under this Section-1.9, but the omission so to deliver written notice to the indemnifying party wi11 not relieve it of any 1iability that it may have to any indemnified party otherwise than under this Section 1.9- If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any 1iability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a written release in form and substance reasonably satisfactory to such indemnified party from all 1iability in respect of such claim

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or litigation

               (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, 1iabi1ity, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.9(c) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.9 shall survive the completion of any offering of Registrable Securities pursuant to a registration under this Agreement, and otherwise.

          1.10 Reports Under the Exchange Act At any time after the effective
               ------------------------------
date of any registration statement filed by the Company pursuant to the Securities Act, with a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or any successor registration form, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule ]44 under the Securities Act, at all times after the Company becomes subject to the periodic reporting requirements under Sections 1.3 or 15(d) of the Exchange Act;

               (b) take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form F.-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company under the Securities Act for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

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               (d) furnish to any Holder, so long as the Holder owns any
Registrable Securities, forthwith upon request 0) a written statement by the Company that it has complied with the reporting requirements of Rule ]44 under the Securities Act, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company under the Securities Act or the Exchange Act as may be requested by such Holder, and (iii) such other information as may be requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to Form F-3.

          1.11 Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations hereunder and subject to Section 1.13(d)) by any Holder to any permitted transferee which executes and delivers to the Company an appropriate instrument reasonably satisfactory to the Company joining as a Holder party to this Agreement in respect of the Registrable Securities acquired by such transferee.

          1.12 Limitations on Subsequent Registration Rights. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least seventy--five percent (75%) of the outstanding Registrable Securities, enter into any agreement (other than for rights that are subordinate to the rights of the Holders hereunder) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 12 and 14 hereof, or (b) to make a demand registration.

          1.13 Lock-up Agreement.
               -----------------

               (a) In connection with the Qualified IPO and upon request of the underwriters managing such offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by such managing underwriters and to execute an agreement reflecting the foregoing as may be reasonably requested by the managing underwriters at the time of the Qualified IPO, provided such agreement contains reasonable and customary exceptions (including, without limitation, permitting transfers to affiliates and transfers of shares owned as a result of open market purchases without restriction.

               (b) Limitations. The obligations described in Section 1.13 (a)
                   -----------
shall apply only if all officers and directors of the Company and all shareholders owning, legally or beneficially, five percent (5%) or more of the outstanding securities of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act,

               (c) Stop-Transfer Instructions. In order to enforce the foregoing
                   --------------------------
covenants, the Company may impose stop-transfer instructions with respect to the

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securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.13(a)),

               (d) Transferees Bound. Each Holder agrees that prior to the
                   -----------------
Qualified IPO it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this
Section 1.13.

          1.14 Non-Effective Registrations, Any registration which is initiated
               ---------------------------
under Sections 1.2 or 1.4 of this Agreement and which does not become effective as specified therein or which does not remain effective for a period of one hundred eighty (180) days or such shorter time until all of the Registrable Securities to be included in such registration have been sold, shall not count as a registration under Sections 1.2, 1.3 or I 4 hereof.

          1.15 Notice to Discontinue. Each Holder of Registrable Securities
               ---------------------
agrees that upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 1.5(f), provided that such occurrence occurs through no fault of the Company, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the earlier of 0) five (5) business days after such Holder's receipt of the Company's notice under this Section 1.15, or (ii) such Holder's receipt of the copies of the supplemental or amended prospectus, which the Company shall deliver to such Holder as soon as practicable (but in no event later than five (5) business days after such Holder's receipt of the Company's notice hereunder). Upon such Holder's receipt of said supplemental or amended prospectus, (a) such Holder shall forthwith dispose of Registrable Securities pursuant to such supplemental or amended prospectus, and (b) if so directed by the Company shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

          2. Miscellaneous.
             -------------

          2.1 Termination of Registration Rights. The Holders registration
              ----------------------------------
rights provided for in Section I shall terminate with respect to any and all Registrable Securities on the fifth (5th) anniversary of the closing date of the Company's Qualified IPO or (ii) if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 of the Securities Act in one transaction without exceeding the volume limitations thereunder.

          2.2 Other Jurisdictions. The parties hereto agree that in the event
              -------------------
the Company proposes, including for a Qualified IPO, to register or list its securities in a jurisdiction other than the United States that regulates the registration or listing of securities, terms substantially comparable to the terms contained in this Agreement shall be binding upon the parties.

          2.3 Successors and Assigns. Except as otherwise provided in this
              ----------------------
Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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          2.4 Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the Company and the holders of seventy five percent (75%) all of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

          2.5 Notices. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed sufficient
                --------------
and du1y given if contained in a written instrument (a) personally delivered,
(b) sent by telecopier, (c) sent by internationally recognized courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case, addressed as follows:

If to the Company:

               Hurray! Holding Co., Ltd.
               Address: c/o Codan Trust Company (Cayman) Limited
                        Century Yard, Cricket Square
                        Hutchins Drive, PO Box 268IGT
                        George Town, Grand Cayman
                        British West Indies

               Attn: Ms. Keisha Syms
               Facsimile No.: (86-10) &4&&-2491
               If to Fidelity:

               Fidelity Greater China Ventures Fund L.P.
               17/F, One International Finance Centre
               1 Harbour View Street
               Hong Kong SAR
               The People's Republic of China
               Attn: Daniel Auerbach
               Facsimile No: (852) 2509-0371

               If to Venture TDF Technology Fund III L.P.:

               Venture IDF Technology Fund III L.P., Unit 21 02-2103, China Merchants Tower, 161 Lujiazui East Road
               Pudong, Shanghai 200120
               The People's Republic of China
               Attn: TinaJu
               Facsimile No: (8621) 5840-0078

               If to Granite Global Ventures (Q.P.) L.P.

               Granite Global Ventures (Q.P.) L.P,
               2494 Sand Hill Road, Suite 201
               Menlo Park, California 94025
               U.S.A.
               Attn: Scott Bonham/Helen Wong

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                                                                  EXECUTION COPY

               Facsimile No.: (1-650)475-2151

               If to Granite Global Ventures L.P.:
               Granite Global Ventures L.P.,
               2494 Sand Hill Road, Suite 201
               Menlo Park, Ca1ifornia 94025
               U.S.A.
               Attn: Scott Bonham/Helen Wong
               Facsimile No.: (1-650) 475-2151

               with a copy (which shall not constitute Notice) to:

               Kaye Scholer LLP
               Suites 907-90B, One International Finance Centre
               1 Harbour View Street, Central
               Hong Kong
               Attn: Franklin D. Chu, Esq.
               Facsimile No.: (852) 2845-2389

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received
(i) when de1ivered, if personally delivered, OJ) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by internationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth (5th) Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

          2.6 Reformation. If any provision of this Agreement or the application
              -----------
of any such provision shall be held inva1id, i1Iegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, i1Iegality or unenforceability shall not affect any other provision hereof or any subsequent application of such provision. In lieu of any such inva1id, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be va1id, legal and enforceable.

          2.7 Governing Law. This Agreement and all acts and transactions
              -------------
pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, the United States of America.

          2.8 Dispute Resolution.
              ------------------

               (a) Any dispute arising from out of or in connection with this Agreement shall be settled by friendly consultations between the parties. Such consultations shall begin immediately after one party has delivered to the other party a written request for such consultation. If within thirty (30) days following the date on which such notice was given, the dispute cannot be settled through consultations, the parties shall submit the dispute for binding arbitration in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "HKIAC").
                         -----

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                                                                  EXECUTION COPY

               (b) There shall be three (3) arbitrators. The Company shall select one (1) arbitrator and the Investors shall select one (1) arbitrator, and both arbitrators shall be selected within twenty (20) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. Such two (2) arbitrators shall select the third arbitrator, who shall be a national of neither the United States nor the PRC. If the third arbitrator is not selected within thirty (30) days after the giving or receiving the demand for arbitration, the chairman of the HKIAC shall select the third arbitrator, who shall be a national of neither the United States nor the PRC. If a party does not appoint an arbitrator who has consented to participate within twenty
(20) days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the chairman of the HKIAC.

               (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall conduct the arbitration and apply the then applicable Arbitration Rules of the HKIAC, except as such rules are modified or displaced by any of the provisions of this Section 2.8.
                                           -----------

               (d) Each party sha1l cooperate with the other party or parties in the dispute in making fu1l disclosure of and providing complete access to all information and documents requested by such other party or parties in connection with such proceedings, subject only to any confidentiality obligations binding on such party.

               (e) The arbitration tribunal shall decide the matters submitted based on the evidence presented, the terms of this Agreement, relevant usages of trade and the applicable substantive law.

               (f) The arbitration tribunal sha1l issue a written award which shall state the basis of the award and shall include findings of fact and conclusions of law.

               (g) The arbitral award shall be final and binding upon both parties, not subject to any appeal, and shall deal with the question of costs of arbitration and a1l matters related thereto.

               (h) Judgment upon the award rendered by the arbitration may be entered into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or any order of enforcement thereof.

          2.9 Titles and Subtitles. The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [Signature Page Follows]

          The parties have executed this Amended and Restated Registration Rights Agreement as of the date first above written.

                                      HURRAY! HOLDING CO., LTD.


                                      By:
                                          --------------------------------------
                                      Name: Wang Qindai

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                                                                  EXECUTION COPY

                                      Title:


                                      FIDELITY GREATER CHINA VENTIJRES FUND L.P.


                                      By:
                                          --------------------------------------
                                      Name: David Holland
                                      Title: Director


                                      VENTURE TDF TECHNOLOGY FUND III L.P.

                                      By: VENTURE TDF CHINA LLC, its general
                                      partner


                                      By:
                                          --------------------------------------
                                      Name: HO KAH LEONG
                                      Title: Managing Director


                                      GRANITE GLOBAL VENTURES (Q.P.) L.P.

                                      By: GRANITE GLOBAL VENTURES L.L.C., its
                                      general partner


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title: Managing Partner


                                      GRANITE GLOBAL VENTURES L.P.

                                      By: GRANITE GLOBAL VENTURES L.L.C, its
                                      general partner


                                      By:
                                          --------------------------------------
                                      Name: Thomas Ng
                                      Title: Managing Partner